EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS


                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FOURTH QUARTER, 1995





PRIMARY COMPUTATION
-------------------


Net loss per statement of earnings                          $(111.0)
                                                            ========

Weighted average number of common
shares outstanding                                             45.5

Weighted average number of common
stock equivalents                                                --
                                                             -------

Weighted average number of common
shares, as adjusted                                            45.5
                                                            ========

Primary loss per common share                               $ (2.44)
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FOURTH QUARTER, 1995




FULLY DILUTED COMPUTATION
-------------------------


Net loss per statement of earnings                             $(111.0)

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                    1.7
                                                               --------
Net loss, as adjusted                                          $(109.3)
                                                               ========

Weighted average number of common
shares outstanding used for primary computation                   45.5

Weighted average number of common
stock equivalents                                                  1.2

Add:  effect of converting $140 million
      8% debentures into common stock                              4.3 (A)
                                                               --------
Weighted average number of common
shares, as adjusted                                               51.0
                                                               ========

Fully diluted loss per common share                            $ (2.14) (B)
                                                               ========


(A) Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         YEAR ENDED DECEMBER 31, 1995





PRIMARY COMPUTATION
-------------------


Net loss per statement of earnings                            $(140.2)
                                                              ========

Weighted average number of common
shares outstanding                                               45.4

Weighted average number of common
stock equivalents                                                  --
                                                              --------
Weighted average number of common
shares, as adjusted                                              45.4
                                                              ========

Primary loss per common share                                 $ (3.09)
                                                              ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                        YEAR ENDED DECEMBER 31, 1995




FULLY DILUTED COMPUTATION
-------------------------


Net loss per statement of earnings                              $(140.2)

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                     6.8
                                                                --------
Net loss, as adjusted                                           $(133.4)
                                                                ========

Weighted average number of common
shares outstanding used for primary computation                    45.4

Weighted average number of common
stock equivalents                                                   1.4

Add:  effect of converting $140 million
      8% debentures into common stock                               4.3 (A)
                                                                --------
Weighted average number of common
shares, as adjusted                                                 51.1
                                                                =========

Fully diluted loss per common share                             $  (2.61) (B)
                                                                =========


(A) Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FOURTH QUARTER, 1994





PRIMARY COMPUTATION
-------------------


Net earnings per statement of earnings                      $ 57.3
                                                            ======

Weighted average number of common
shares outstanding                                            46.2

Weighted average number of common
stock equivalents                                               .4
                                                            ------

Weighted average number of common
shares, as adjusted                                           46.6
                                                            ======

Primary earnings per common share                           $ 1.23
                                                            ======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FOURTH QUARTER, 1994




FULLY DILUTED COMPUTATION
-------------------------


Net earnings per statement of earnings                          $ 57.3

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                    1.7
                                                                ------
Net earnings, as adjusted                                       $ 59.0
                                                                ======

Weighted average number of common
shares outstanding used for primary computation                   46.2

Weighted average number of common
stock equivalents                                                   .4

Add:  effect of converting $140 million
      8% debentures into common stock                              4.3 (A)
                                                                ------
Weighted average number of common
shares, as adjusted                                               50.9
                                                                ======

Fully diluted earnings per common share                         $ 1.16
                                                                ======


(A) Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the convertible debenture exchange agreement.

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         YEAR ENDED DECEMBER 31, 1994





PRIMARY COMPUTATION
-------------------


Net earnings per statement of earnings                        $ 117.2
                                                              =======

Weighted average number of common
shares outstanding                                               46.6

Weighted average number of common
stock equivalents                                                  .4
                                                              -------
Weighted average number of common
shares, as adjusted                                              47.0
                                                              =======

Primary earnings per common share                             $  2.49
                                                              =======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                        YEAR ENDED DECEMBER 31, 1994




FULLY DILUTED COMPUTATION
-------------------------


Net earnings per statement of earnings                         $  117.2

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                     6.8
                                                               --------
Net earnings, as adjusted                                      $  124.0
                                                               ========

Weighted average number of common
shares outstanding used for primary computation                    46.6

Weighted average number of common
stock equivalents                                                    .4

Add:  effect of converting $140 million
      8% debentures into common stock                                4.3 (A)
                                                                --------
Weighted average number of common
shares, as adjusted                                                 51.3
                                                                ========

Fully diluted earnings per common share                         $   2.42
                                                                ========


(A) Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the convertible debenture exchange agreement.